Exhibit 32.1

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Firearms Training Systems, Inc. (the “Company”) on Form 10-K for the year ending March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronavan R. Mohling, Chief Executive Officer and Chairman of the Board of Directors of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 14, 2005

/s/ RONAVAN R. MOHLING
Ronavan R. Mohling Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)